Exhibit 23.1 - Consent of Moss Adams LLP, Certified Public Accountants





               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



             We hereby consent to the incorporation by reference into the Registration Statement of NBG Radio Network, Inc., filed on June 30, 1999 on Form S-8 (Registration No. 333-81895) of our report dated February 21, 2002, relating to the audited consolidated financial statements for the years ended November 30, 2001 and 2000, which report appears in the Annual Report on Form 10-KSB of NBG Radio Network, Inc., for the year ended November 30, 2001.


             /s/ Moss Adams LLP

             Moss Adams LLP
             Portland, Oregon
             February 28, 2002